YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AMERICAN ACQUISITION OPPORTUNITY INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 29, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/amao/bc2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

Please mark your votes like this **X**

Proposal	FOR	AGAINST	ABSTAIN
• **The "*Business Combination Proposal*"** — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 28, 2022, amended on November 27, 2022 and further amended on April 28, 2023 (as may be further amended from time to time, the "Business Combination Agreement"), by and among American Acquisition Opportunity, Royalty Management Corporation, a Indiana corporation ("Royalty"), and Royalty Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of American Acquisition Opportunity ("Merger Sub"), and the transactions contemplated thereby,	☐	☐	☐
• **The "*Charter Proposal*"** — To consider and vote upon a proposal to approve an amended and restated certificate of incorporation of American Acquisition Opportunity, a copy of which is to be attached to this proxy statement/prospectus as Annex B (the "Amended Charter").	☐	☐	☐

The "*Advisory Charter Proposals*" — To consider and vote upon, on a non-binding advisory basis, five separate governance proposals relating to material differences between American Acquisition Opportunity's amended and restated certificate of incorporation and the Amended Charter to be in effect upon the completion of the Business Combination.

Proposal	FOR	AGAINST	ABSTAIN
• ***Elimination of Dual-Class Common Charter Amendment***	☐	☐	☐
• ***Name Change Amendment*** — to change American Acquisition Opportunity's name to "Royalty Management Holding Corporation"; and	☐	☐	☐
• ***Actions by Stockholders Charter Amendment*** — to require that stockholders only act at annual and special meeting of the corporation and not by written consent; and	☐	☐	☐
• ***Corporate Opportunity Charter Amendment*** — to eliminate the current limitations in place on the corporate opportunity doctrine; and	☐	☐	☐
• ***Additional Charter Amendments*** — to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations.	☐	☐	☐
• **The "*Nasdaq Proposal*"** — To consider and vote upon a proposal to (i) issue American Acquisition Opportunity Common Stock to Royalty's stockholders as a result of the Merger pursuant to the Business Combination Agreement.	☐	☐	☐
• **The "*Adjournment Proposal*"** — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.	☐	☐	☐

CONTROL NUMBER

Signature__________________ **Signature, if held jointly**__________________ **Date**________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/amao/bc2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AMERICAN ACQUISITION OPPORTUNITY INC.

12115 Visionary Way, Suite 174
Fishers, Indiana 46038

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 30, 2023

To the Stockholders of American Acquisition Opportunity:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “special meeting”) of American Acquisition Opportunity Inc., a Delaware corporation (“American Acquisition Opportunity,” “we,” “our” or “us”), will be held on October 30, 2023, at 8:00 a.m., Eastern time, via live webcast at the following address: **https://www.cstproxy.com/amao/bc2023**. You are cordially invited to attend the special meeting for the following purposes:

(Continued and to be marked, dated and signed, on the other side)